                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ODETICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 ODETICS, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 11, 1998

                               ----------------

To the Stockholders of Odetics, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Odetics, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 1515 South Manchester Avenue, Anaheim, California 92802, on Friday, September 11, 1998 at 10:00 a.m., Pacific Time, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect a Board of Directors of nine directors to serve on the Company's Board of Directors. The nominees for election by the holders of Class A Common Stock are Crandall Gudmundson, Jerry F. Muench and Leo Wexler. The nominees for election by the holders of the Class B Common Stock are Kevin C. Daly, Ph.D., Gregory A. Miner, Ralph R. Mickelson, John W. Seazholtz, Joel Slutzky and Paul E. Wright.

  2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

  3. To transact any other business which may properly come before the Annual Meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on July 31, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's principal executive offices.

  You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

  Please read the enclosed proxy material carefully. Your vote is important. The Company appreciates your cooperation in considering and acting on the matters presented.

Anaheim, California                       By Order of the Board of Directors
August 7, 1998

                                          JERRY F. MUENCH
                                          Secretary

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 ODETICS, INC.

                                PROXY STATEMENT
                      ANNUAL MEETING OF THE STOCKHOLDERS
                         TO BE HELD SEPTEMBER 11, 1998

                               ----------------

GENERAL

  These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on September 11, 1998 at 10:00 a.m., Pacific Time, or any adjournment or postponement thereof (the "Annual Meeting"). These proxy materials and the related form of proxy were first mailed to the Company's stockholders on or about August 10, 1998.

  The mailing address of the Company's principal executive offices is 1515 South Manchester Avenue, Anaheim, California 92802.

PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of the Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS

  The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as July 31, 1998. At the close of business on the record date, 6,202,778 shares of the Company's Class A Common Stock were issued and outstanding and 1,062,041 shares of the Company's Class B Common Stock were issued and outstanding. The Company's Class A Common Stock and Class B Common Stock are collectively referred to herein as the "Common Stock."

  Holders of the Class A Common Stock will be entitled to elect 25% of the Board (rounded up to the nearest whole number) or three directors. The balance of the Board (six directors) will be elected by the holders of the Class B Common Stock. With respect to the election of directors, the stockholders of each class of Common Stock will be entitled to one vote for each share then held unless cumulative voting is in effect. Directors standing for election by each class of Common Stock will be elected by a majority of the voting power of each class of Common Stock present in person or represented by proxy at the Annual Meeting, unless cumulative voting is in effect.

  Pursuant to the Company's Bylaws, no stockholder is entitled to cumulate his or her votes (as described below) except as to candidates whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of shares of each class of Common Stock the stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be distributed among two or more candidates or cast for one candidate. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of Common Stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the Common Stock covered by proxies received by them (unless authority to vote for directors is withheld) among the candidates named herein as they determine.

  Except as described above for the election of directors, holders of each class of Common Stock will vote at the Annual Meeting as a single class on all matters, with each holder of shares of Class A Common Stock entitled to one-tenth of one vote per share held and each holder of shares of Class B Common Stock entitled to one vote per share held. All matters submitted for stockholder approval at the Annual Meeting other than the election of directors will be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter.

  The majority of the aggregate of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on all proposals except the election of directors. Abstentions and broker nonvotes (shares held by a broker or other nominee having discretionary power to vote on some matters but not others) are counted as being present for purposes of determining a quorum. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these nonvoted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

  Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made on proxies, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as directors of the Company and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

  At July 24, 1998, directors and executive officers of the Company may be deemed to be the beneficial owners of an aggregate of 1,813,391 shares of Class A Common Stock and 435,720 shares of Class B Common Stock (excluding shares issuable upon exercise of outstanding stock options), constituting approximately 31% of the total voting power of all of the outstanding securities of the Company which are entitled to vote at the Annual Meeting. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of each class of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the Proposals. See "Principal Stockholders and Common Stock Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

  The enclosed proxy is revocable at any time before it is voted. A proxy may be revoked by the holder of record by filing with the Company's Secretary, at the Company's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy. Proxies may also be revoked by any stockholder present at the Annual Meeting who elects to vote his or her shares in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION

  The enclosed proxy is being solicited by the Company's Board of Directors. The Company will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services.

  In the discretion of management, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although management does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by the Company.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

  The Board of Directors of the Company is currently comprised of nine members. Nine directors are to be elected at the Annual Meeting and hold office until their successors are duly elected and qualified at the next Annual Meeting. Holders of Class A Common Stock are entitled to elect three of the nine directors to be elected at the Annual Meeting, and the holders of Class B Common Stock are entitled to elect the other six directors. The three candidates receiving the highest number of affirmative votes of shares of Class A Common Stock present in person or represented by proxies and entitled to vote at the Annual Meeting will be elected directors of the Company, and the six candidates receiving the highest number of affirmative votes of shares of Class B Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company. If cumulative voting is in effect, however, the proxy holders of each class of Common Stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of Common Stock as such proxy holders in their discretion elect.

  Messrs. Gudmundson, Muench and Wexler will stand for election by the holders of Class A Common Stock, and Messrs. Miner, Mickelson, Seazholtz, Slutzky and Wright and Dr. Daly will stand for election by the holders of Class B Common Stock.

INFORMATION WITH RESPECT TO NOMINEES

  The following table sets forth certain information concerning the nominees for director of the Company as of July 31, 1998.

                             NOMINEES FOR ELECTION

                                                                       DIRECTOR
 NAME                    AGE                 POSITION                   SINCE
 ----                    ---                 --------                  --------
 Joel Slutzky...........  59 Chairman of the Board and Chief
                             Executive Officer of the Company            1969
                             Chairman of the Board of Odetics ITS,
                             Inc.
 Kevin C. Daly, Ph.D....  54 President and Chief Executive Officer
                             of ATL Products, Inc.                       1993
 Crandall Gudmundson....  67 Former President of the Company             1979
 Ralph R. Mickelson (1).  70 Investor                                    1975
 Gregory A. Miner.......  43 Chief Operating Officer and Chief
                             Financial Officer of the Company            1998
                             Chief Financial Officer of Odetics ITS,
                             Inc.
 Jerry F. Muench........  63 Secretary and former Vice President,
                             Marketing of the Company                    1969
 John W. Seazholtz......  61 President and Chief Executive Officer
                             of Telesoft America                         1998
 Leo Wexler (1).........  88 Investor                                    1969
 Paul E. Wright (1).....  67 President of Wright Associates--            1993
                             Engineering and Business
                             Consultants

--------
(1) Member of the Compensation and Stock Options Committee and the Audit Committee.

  JOEL SLUTZKY founded the Company in 1969 and has served as Chairman of the Board of Directors since 1969 and the Chief Executive Officer since 1975. From August 1993 until January 1994, Mr. Slutzky assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of the Company's former Chief Financial Officer. Mr. Slutzky also served as the President of the Company from 1969 to 1975, and has served as a Director of ATL Products, Inc. ("ATL") since its formation in 1993. Prior to founding the Company, Mr. Slutzky was an engineering manager at Leach Corporation, now part of the Lockheed Electronics Division of Lockheed Corporation.

  KEVIN C. DALY, PH.D. has served as a director of the Company and President, Chief Executive Officer and a director of the Company's former subsidiary, ATL, since its formation in 1993. Dr. Daly has also served as Vice President and Chief Technical Officer of the Company from 1987 until 1997 when the Company consummated the spin-off of its interest in ATL. Prior to that, Dr. Daly served as the Director of Space Systems of the Company since 1985 when he joined the Company. From March 1974 until June 1985, Dr. Daly served as the Director of the Control and Dynamics Division of the Charles Stark Draper Laboratory. During that period, Dr. Daly participated in the design and development of guidance, navigation and control systems for several major space programs, including the United States Space Shuttle program. Dr. Daly also served as a manager of electronic systems for a major space program of the United States Air Force from March 1970 to March 1974.

  CRANDALL GUDMUNDSON is a co-founder of the Company and has served as its President since 1975 until his retirement in 1998, and as a director since 1979. Mr. Gudmundson has also served as a director of ATL since 1993. Prior to co-founding the Company, Mr. Gudmundson was the lead project engineer for Leach Corporation.

  RALPH R. MICKELSON has been an outside member of the Board of Directors since 1975 and was a senior partner in the Chicago law firm of Rudnick & Wolfe until August 1997. Mr. Mickelson is currently an investor and involved in various business matters as an arbitrator and mediator.

  GREGORY A. MINER has served as Vice President and Chief Financial Officer of the Company and its former subsidiary, ATL, since joining the Company in January 1994. In 1998, Mr. Miner joined the Board of Directors of the Company and was promoted to the position of Chief Operating Officer of the Company. Mr. Miner has also served as the Chief Financial Officer and Secretary of Odetics ITS since its incorporation in 1998. From December 1984 until joining the Company, Mr. Miner served as Vice President and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of telecommunications test equipment.

  JERRY F. MUENCH is a founder of the Company and has served as a Director and Secretary since 1969. Mr. Muench has also served as the Vice President, Marketing of the Company since 1975 until his retirement in December 1997. Prior to founding the Company, Mr. Muench was the manager of applications engineering at Leach Corporation.

  JOHN W. SEAZHOLTZ was appointed as a director of the Company in May 1998. Mr. Seazholtz is the President and Chief Executive Officer of Telesoft America. Mr. Seazholtz retired in April 1998 as the Chief Technology Officer of Bell Atlantic after 36 years of service with that company and its predecessor. Mr. Seazholtz was a senior officer of Bell Atlantic since 1986, serving in various positions including as its Vice President, Operations and Engineering, its Vice President, Marketing, its Vice President of New Services, and its Vice President, Technology and Information Systems. Prior to 1986, Mr. Seazholtz held positions at New Jersey Bell Telephone Co. and AT&T.

  LEO WEXLER has been an outside member of the Board of Directors since 1969. Mr. Wexler has been self-employed as a private investor since his retirement in 1978 as the Secretary and Treasurer of Silverman & Wexler, Inc., a food processing corporation.

  PAUL E. WRIGHT was appointed as a director of the Company in June 1993. Mr. Wright is the President of Wright Associates--Engineering and Business Consultants, a company he formed in 1997. Mr. Wright served as the Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation, a position he held from 1988 until his retirement in 1997. From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President responsible for planning RCA's merger into General Electric Corporation.

  All directors currently are elected annually and hold office until the next Annual Meeting of the Stockholders and until their successors are duly elected and qualified. All of the nominees are currently directors of the Company and have indicated that they are willing to continue to serve as directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive an annual fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

  Nonemployee directors are also eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under the Company's 1997 Stock Incentive Plan. Under this plan, as proposed, each nonemployee director will receive an option to purchase 5,000 shares of Class A Common Stock in connection with his initial appointment to the Board of Directors and an additional option to purchase 4,000 shares of Class A Common Stock on the date of each Annual Meeting thereafter. Each such option will have an exercise price equal to the fair market value of the Class A Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service as a Board member.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors met a total of three times during the fiscal year ended March 31, 1998. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

  The Company has two standing committees, the Compensation and Stock Option Committee and the Audit Committee. The Company has no standing nominating committee, and the Board as a whole acts upon matters which would otherwise be the responsibility of a nominating committee.

  The Audit Committee supervises and reviews the audit and audit review programs and procedures of the Company's independent auditors, the Company's internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews the independence, professional services, fees, plans and results of the independent auditors' engagement, and recommends their retention or discharge to the Board. The members of the Company's Audit Committee are Messrs. Mickelson, Wexler and Wright. The Audit Committee held one meeting during the fiscal year ended March 31, 1998.

  The Compensation and Stock Option Committee makes recommendations to the Board concerning the compensation of all officers of the Company and administers the Company's stock option plans. The members of the Company's Compensation and Stock Option Committee are Messrs. Mickelson, Wexler and Wright. The Company's Compensation and Stock Option Committee held two meetings during the fiscal year ended March 31, 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY.

                                PROPOSAL NO. 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended March 31, 1998. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 1999 and to perform other appropriate services. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires.

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the Annual Meeting will be required for ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

               PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of July 24, 1998, the number and percentage ownership of the Company's Class A Common Stock and Class B Common Stock by (i) all persons known to the Company to beneficially own more than 5% of either class of outstanding Common Stock (based upon reports filed by such persons with the Commission), (ii) each of the Named Executive Officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of the Company and director nominee named under "Election of Directors," and
(iv) all executive officers and directors of the Company as a group. To the Company's knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the Common Stock shown as beneficially owned, subject to community property and similar laws, where applicable.

                                              CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                          ---------------------------- ----------------------------
                                          AMOUNT AND NATURE            AMOUNT AND NATURE
                                            OF BENEFICIAL   PERCENT OF   OF BENEFICIAL   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)  OWNERSHIP (2) (3) CLASS (2)  OWNERSHIP (2) (3) CLASS (2)
----------------------------------------  ----------------- ---------- ----------------- ----------
Gerald A. Weber.........                       231,858(4)       3.7%        195,524         18.4%
Joel Slutzky............                       188,716(5)       3.0         258,644(6)      24.4
Crandall Gudmundson.....                       109,931(7)       1.8          69,743          6.6
Jerry F. Muench.........                       107,416(8)       1.7          61,537(9)       5.8
Kevin C. Daly, Ph.D.....                        59,349(10)        *             --           --
Gregory A. Miner........                        53,949            *             --           --
Ralph R. Mickelson......                        25,100(11)        *          20,445(12)      1.9
Leo Wexler..............                        31,100(13)        *          24,728(14)      2.3
Paul E. Wright..........                        31,900            *             --           --
John W. Seazholtz.......                           --           --              --           --
All executive officers
 and directors as a
 group (14 persons).....                       813,391         13.1%        435,720         41.1%

--------
* Less than 1%

  (1) The address for Gerald A. Weber is 222 North LaSalle, Suite 899, Chicago, Illinois 60601. The address of Messrs. Slutzky, Gudmundson and Muench is 1515 South Manchester Avenue, Anaheim, California 92802.

  (2) Based on 6,202,778 shares of Class A Common Stock and 1,062,041 shares of Class B Common Stock outstanding as of July 24, 1998. Shares of each class of Common Stock subject to options which are exercisable within 60 days of July 24, 1998 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

  (3) In addition to shares held in the individual's name, this column also includes shares held for the benefit of the named person in the Company's
Section 401(k) Plan and Associate Stock Ownership Plan.

  (4) All of such shares are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 69,718 shares of Class A Common Stock and 120,977 shares of Class B Common Stock. Mr. Weber exercises sole investment and voting power over the remaining 162,140 shares of Class A Common Stock and 74,547 shares of Class B Common Stock. The shares shown include an aggregate of 203,979 shares of Class A Common Stock and 168,546 shares of Class B Common Stock, respectively, held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. The shares shown also include 27,879 shares of Class A Common Stock and 26,978 shares of Class B Common

Stock, respectively, held in trust for the benefit of the children of Mr. Wexler, as to which shares Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

  (5) Excludes 203,979 shares held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 4.

  (6) Excludes 168,546 shares held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 4.

  (7) Includes 4,500 shares held by Mr. Gudmundson's IRA.

  (8) Includes 31,114 shares held by Mr. Muench's spouse.

  (9) Includes 23,235 shares held by Mr. Muench's spouse.

  (10) Includes 100 shares held by Dr. Daly's spouse.

  (11) Includes 7,000 shares held by Mr. Mickelson's IRA.

  (12) Includes 18,445 shares held in trust for the benefit of Mr. Mickelson's wife, as to which Mr. Mickelson shares investment and voting power with his wife.

  (13) Excludes 27,879 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership. See note 4 above.

  (14) Includes 20,940 shares held in trust for the benefit of Mr. Wexler and his relatives, as to which Mr. Wexler shares investment and voting power with his son. Excludes 26,978 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership. See note 4.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

  The following table sets forth certain information regarding all executive officers of the Company as of July 31, 1998.

NAME                     AGE                    CAPACITIES IN WHICH SERVED
----                     ---                    --------------------------
Joel Slutzky............  59 Chairman of the Board and Chief Executive Officer of the Company
                             Chairman of the Board of Odetics ITS, Inc.
Thomas G. Bartholet.....  50 Vice President, Corporate Development of the Company
Frank Borst.............  39 Vice President of the Company
                             President of Gyyr, Inc.
Timothy Crabtree........  43 Vice President of the Company
                             General Manager of the Broadcast Division
Jack Johnson............  51 Vice President of the Company
                             Chief Executive Officer and President of Odetics ITS, Inc.
Gregory A. Miner........  43 Chief Operating Officer and Chief Financial Officer and
                             Director of the Company
                             Chief Financial Officer and Secretary of Odetics ITS, Inc.
Gary Smith..............  41 Vice President and Controller of the Company

  The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The biographies of Messrs. Miner and Slutzky appear earlier in this Proxy Statement. See "Election of Directors."

  THOMAS G. BARTHOLET has served as the Vice President, Corporate Development of the Company since 1993, and as the Director, Corporate Development of the Company from 1990 to 1993. Prior to that, Mr. Bartholet served as the General Manager of the Advanced Intelligent Machines Division of the Company from 1986 to 1990 and as the Director of Strategic Planning of the Company from 1983 to 1986.

  FRANK BORST has served as the Vice President of the Company since 1994 and President of the Company's wholly-owned subsidiary, Gyyr, Inc., since its formation in 1997. Prior to that, Mr. Borst served as the Director of Global Business Development from 1992 to 1997. Mr. Borst has also served as the Managing Director for Odetics Europe Limited and Odetics Asia Pacific Pte., Ltd., subsidiaries of the Company.

  TIMOTHY CRABTREE has served as the General Manager of the Broadcast Division and a Vice President of the Company since 1994. Between 1988 and 1994, Mr. Crabtree served as the Director of Engineering for the Broadcast Division. Prior to that, Mr. Crabtree served as a Senior Project Engineer since joining the Company in 1983.

  JACK JOHNSON has served as the Vice President of the Company since 1986 and has served as the President of the Company's subsidiary, Odetics ITS, Inc., since its incorporation in 1998, and prior to that, as General Manager of the ITS Division from 1996 to 1998. From 1990 to 1996, Mr. Johnson served as the General Manager of the Gyyr Customer Service Division. Mr. Johnson served in various other capacities with the Company since joining the Company in 1974, including the Vice President and General Manager of the Omutec Division from 1986 to 1990, the Director of Contracts for the Space Division from 1980 to 1986, the Controller of Infodetics, a former subsidiary of the Company from 1975 to 1980 and the Controller of the Company from 1974 to 1975. Prior to joining the Company, Mr. Johnson served as a certified public accountant with Peat Marwick.

  GARY SMITH has served as the Vice President and Controller of the Company since 1992 and was appointed Vice President in August 1994. Prior to that, Mr. Smith served as Assistant Controller of the Company between 1990 and 1992, and Senior Financial Analyst from 1986 until 1990.

  Officers serve at the discretion of the Board of Directors.

                            EXECUTIVE COMPENSATION

  The following table sets forth, for each of the three fiscal years ended March 31, 1998, 1997 and 1996, the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose total cash salary and bonus during the fiscal year ended March 31, 1998 exceeded $100,000 as well as two additional officers who retired during 1998 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                             ----------------------
                                                                     AWARDS
                                                             ----------------------
                                       ANNUAL COMPENSATION              SECURITIES
                              FISCAL ----------------------- RESTRICTED UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITIONS   YEAR  SALARY ($)(1) BONUS ($) STOCK ($)  OPTIONS (#)  COMPENSATION ($)(2)
----------------------------  ------ ------------- --------- ---------- -----------  -------------------
Joel Slutzky.............      1998     325,627        --        --       50,000             3,710
 Chairman of the Board         1997     326,362     84,000     3,200      55,000             4,817
  and Chief Executive
 Officer of the Company        1996     279,214     68,800     2,567      48,000(3)          3,229
 Chairman of the Board of
  Odetics ITS, Inc.
Gregory A. Miner.........      1998     151,946        --        --       25,000             4,009
 Chief Operating Officer       1997     167,551     30,744     3,200      35,000             4,125
  and Chief Financial
 Officer of the Company        1996     141,642     38,800     2,567      20,667(3)          1,662
 Chief Financial Officer
  of Odetics ITS, Inc.
Jack Johnson.............      1998     153,815        --        --       12,000             3,315
 Vice President of the         1997     145,854     30,000     1,656      25,000             2,303
  Company
 President and Chief           1996     157,540     31,600     2,550      16,667(3)          3,418
  Executive Officer
 of Odetics ITS, Inc.
Frank Borst..............      1998     140,384        --        --       12,000             2,384
 Vice President of the         1997     108,879        --      2,452         --              2,827
  Company
 President of Gyyr, Inc.       1996      93,923     13,700     1,597       8,667(3)          2,700
Timothy Crabtree.........      1998     149,264        --        --       12,000             3,589
 Vice President of the         1997     152,252        --      3,200         --              3,723
  Company
 General Manager of the        1996     130,366     31,800     2,216      11,333(3)          3,657
  Broadcast Division
Crandall Gudmundson......      1998     163,094        --        --          --            103,278(4)
 Former President of the       1997     190,860     40,000     2,817         --              4,141
  Company
                               1996     185,653     35,900     2,404      22,000(3)          3,158
Jerry F. Muench..........      1998     168,366        --        --          --             60,602(5)
 Secretary and                 1997     186,735     22,400     2,587         --              3,655
 Former Vice President,        1996     178,813     29,300     2,175      20,667(3)          3,222
  Marketing

--------
(1) Represents all amounts earned from the Company and its subsidiaries during the fiscal years shown, including amounts deferred under the Company's Executive Deferral Plan and the Company's Section 401(k) Plan.

(2) Unless otherwise indicated, consists solely of the Company's matching contribution to the respective accounts of the Named Executive Officers under the Company's Section 401(k) Plan.

(3) During fiscal 1996, the Company offered all holders of options that were granted in fiscal 1994 the opportunity to have the option exercise price of outstanding fiscal 1994 options reduced to the then current 1996 trading price. In connection with any such option repricing, one-third of any repriced options were required to be cancelled. According, the number of options indicated for Messrs. Borst, Crabtree, Gudmundson, Johnson, Miner, Muench and Slutzky, include options which were repriced for the purchase of 667, 1,333, 10,000, 6,667, 8,667 and 22,000 shares, respectively, of the Company's Class A Common Stock. The option information contained in this table does not take into account any options that may have been cancelled in connection with any option repricing.

(4) Includes (a) the Company's matching contribution of $4,140 under the Company's Section 401(k) Plan, (b) accrued vacation benefits in the amount of $65,698 paid to Mr. Gudmundson upon his retirement in January 1998 and
    (c) retirement benefits of $33,440 paid to Mr. Gudmundson during fiscal 1998. Pursuant to Mr. Gudmundson's retirement package, the Company will also pay to Mr. Gudmundson an additional $361,469 over the next four years.

(5) Includes (a) the Company's matching contribution of $3,460 under the Company's Section 401(k) Plan, (b) accrued vacation benefits in the amount of $31,286 paid to Mr. Muench upon his retirement in January 1998 and retirement benefits of $25,856 paid to Mr. Muench during fiscal 1998. Pursuant to Mr. Muench's retirement package, the Company will also pay to Mr. Muench an additional $347,629 payable over the next four years.

OPTION GRANTS IN THE FISCAL YEAR ENDED MARCH 31, 1998

  The following table sets forth information with respect to grants of options to purchase Class A Common Stock during fiscal 1998 to each of the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                         -----------------------------------------------------------   VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF STOCK
                             NUMBER OF      PERCENT OF TOTAL                          PRICE APPRECIATION
                             SECURITIES     OPTIONS GRANTED                           FOR OPTION TERM (3)
                         UNDERLYING OPTIONS TO EMPLOYEES IN  EXERCISE OR  EXPIRATION ---------------------
NAME                        GRANTED (1)       FISCAL 1998    BASE PRICE      DATE          5%        10%
----                     ------------------ ---------------- -----------  ---------- ---------- ----------
Joel Slutzky............       50,000             10.0%        $5.088(2)   01/08/08     122,282    345,403
Gregory A. Miner........       25,000              5.0          4.625      01/08/08      72,716    184,276
Jack Johnson............       12,000              2.4          4.625      01/08/08      34,904     88,453
Frank Borst.............       12,000              2.4          4.625      01/08/08      34,904     88,453
Timothy Crabtree........       12,000              2.4          4.625      01/08/08      34,904     88,453
Crandall Gudmundson.....          --               --             --       01/08/08         --         --
Jerry F. Muench.........          --               --             --       01/08/08         --         --

--------
(1) All of the options were granted pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan") and entitle the holder to purchase shares of Class A Common Stock. Such options have a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with the Company or its subsidiaries. The options vest in three equal annual installments commencing January 9, 1999 subject to acceleration of vesting (at the discretion of the Committee of the Board of Directors that administers the 1997 Plan) in the event of the merger, consolidation or reorganization of the Company. The vesting schedule of all options to purchase the Company's Class A Common Stock outstanding was accelerated in August 1997 in anticipation of the Company's spin-off of its interest in ATL.

(2) The exercise price per share of the options granted represented 110% of the closing sales price of the underlying shares of Class A Common Stock on the date the options were granted.

(3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent management's estimate or projection of future trading prices of the Class A Common Stock. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

OPTION EXERCISES IN THE FISCAL YEAR ENDED MARCH 31, 1999

  The table below sets forth certain information with respect to the Company's Named Executive Officers concerning their exercise of options to purchase Class A Common Stock during fiscal 1998 and the unexercised options they held as of the end of fiscal 1998. None of the Named Executive Officers held or exercised any SARs during fiscal 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING           VALUE OF UNEXERCISED
                          NUMBER OF                      UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            SHARES                      AT MARCH 31, 1998 (#)   AT MARCH 31, 1998 (#) (2)
                         ACQUIRED ON       VALUE      ------------------------- -------------------------
                         EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                         ------------ --------------- ----------- ------------- ----------- -------------
Joel Slutzky............   135,600        769,725         --         50,000         --         183,125
Gregory A. Miner........    53,333        293,747         --         25,000         --         103,125
Jack Johnson............    43,917        256,097         --         12,000         --          49,500
Frank Borst.............     9,667        117,879         --         12,000         --          49,500
Timothy Crabtree........     8,612         71,654         --         12,000         --          49,500
Crandall Gudmundson.....    36,000        288,813         --            --          --             --
Jerry F. Muench.........    34,067        273,078         --            --          --             --

--------
(1) Calculated based on the closing sale price per share of the Class A Common Stock on the date of exercise less the applicable exercise price.

(2) Calculated based on the closing sale price per share of the Class A Common Stock at March 31, 1998 ($8.75) less the applicable exercise price.

TEN YEAR INFORMATION REGARDING REPRICING, CANCELLATION AND REGRANT OF OPTIONS

  In May 1995, the Company repriced certain outstanding stock options which were originally granted in January 1994. In connection with the repricing, the Company made an offer to the holders of the options, including the Named Executive Officers, to reduce by one-third the number of shares covered by these options in consideration of a reduction in the exercise price of the options from their original exercise price to the market price of the Company's Class A Common Stock at the time of the offer. The following table sets forth certain information with respect to the repricing of options held by the Named Executive Officers.

                        TEN YEAR OPTION/SAR REPRICINGS

                                                    AMENDED                                           LENGTH OF
                                                   NUMBER OF                                           ORIGINAL
                                  ORIGINAL NUMBER  SECURITIES MARKET PRICE                           OPTION TERM
                                   OF SECURITIES   UNDERLYING OF STOCK AT  EXERCISE PRICE   NEW      REMAINING AT
                                     UNDERLYING     OPTIONS     TIME OF      AT TIME OF   EXERCISE     DATE OF
NAME                       DATE   OPTIONS REPRICED  REPRICED   REPRICING     REPRICING     PRICE      REPRICING
----                     -------- ---------------- ---------- ------------ -------------- --------   ------------
Joel Slutzky............ 05/23/95      33,000        22,000      $4.25         $9.90       $4.675(1)  8.67 Years
Jack Johnson............ 05/23/95      10,000         6,667       4.25          9.00         4.25     8.67 Years
Gregory A. Miner........ 05/23/95      12,000         8,667       4.25          9.00         4.25     8.67 Years
Frank Borst............. 05/23/95       1,000           667       4.25          9.00         4.25     8.67 Years
Timothy Crabtree........ 05/23/95       2,000         1,333       4.25          9.00         4.25     8.67 Years
Crandall Gudmundson..... 05/23/95      15,000        10,000       4.25          9.00         4.25     8.67 Years
Jerry F. Muench......... 05/23/95      13,000         8,667       4.25          9.00         4.25     8.67 Years

--------
(1) Represents 110% of the closing sales price of the Class A Common Stock on the date of the repricing.

ASSOCIATE BENEFIT PLANS

  The Company maintains a Profit Sharing Plan and Trust (the "Profit Sharing Plan") which qualifies under Section 401 of the Code. The Profit Sharing Plan provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the Profit Sharing Plan. The Company may contribute Class A Common Stock or cash to the Profit Sharing Plan. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust and invested. Participant accounts are credited with investment gains and losses. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the Profit Sharing Plan, if vested, becomes distributable in a lump sum or over a period of time at the discretion of the Profit Sharing Plan Administrator. No contributions were made to the Profit Sharing Plan for the fiscal years ended March 31, 1998, 1997 and 1996.

  The Profit Sharing Plan also includes the Odetics, Inc. Section 401(k) Plan (the "401(k) Plan"). Under the 401(k) Plan, associates with at least six months of service with the Company or any subsidiary may elect to defer up to 15% of their annual compensation, not to exceed the limits set by the Code. The maximum deferral for calendar year 1998 is $10,000.

  The Company maintains an Associate Stock Ownership Plan (the "ASOP"), which qualifies under Section 401 of the Code. The ASOP provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the ASOP. The Company may contribute Class A Common Stock, or the cash to buy Class A Common Stock. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the ASOP, if vested, is distributed in shares of Class A Common Stock. The Company contributed Class A Common Stock valued at approximately $511,000 as of the date of the contribution to the ASOP for fiscal year 1998.

  The Company maintains an Executive Deferral Plan (the "Deferral Plan") which is intended to provide deferred compensation benefits to designated executives of the Company who contribute to the Company's growth and success. Eligible executives may elect to defer up to 75%, but not less than $5,000, of their annual compensation. Participation in the Deferral Plan is voluntary and may be discontinued at any time. Payment of benefits commences upon the retirement, death, disability or termination of employment of a participating executive.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

  The Company does not currently have any employment contracts in effect with any of its Named Executive Officers. The Company provides incentives such as salary, benefits and option grants (which are typically subject to a three year vesting schedule) to attract and retain executive officers and other key associates. The Compensation Committee, as Plan Administrator of the 1997 Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by such individual, in connection with the termination of the individual's employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or certain hostile changes in control of the Company. Other than such accelerated vesting, there is no agreement or policy which would entitle any executive officers to severance payments or any other compensation as a result of such officer's termination.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

  The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

  The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation and Stock Options Committee of the Company's Board of Directors during fiscal 1998 were Messrs. Mickelson, Wexler and Wright. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation and Stock Options Committee of the Company. No member of the Compensation and Stock Option Committee was an officer or employee of the Company or its subsidiary during fiscal 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Securities Exchange Act of 1934, as amended, that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and the Performance Graph are not "soliciting materials," are not deemed filed with the Commission and shall not be incorporated by reference into any of such filings.

  This report covers the Company's fiscal year ended March 31, 1998.

  The Compensation and Stock Option Committee (the "Compensation Committee") for fiscal 1998 was comprised of three outside directors, Messrs. Wexler, Mickelson and Wright. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, the salaries, bonuses and benefit plans for officers and key associates. In fiscal 1998, the Compensation Committee met on two occasions.

  The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with the Company's objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

  (1) Attract and retain qualified senior executives who can play a significant role in the achievement of the Company's goals;

  (2) Reward executives for strategic management and the long-term enhancement of stockholder value; and

  (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company.

  In fiscal year 1998, the annual compensation plan for the executive officers included base salaries, bonuses and stock options; provided however, that no bonuses were paid to any executive officers in fiscal 1998.

  The Company establishes salaries for the Chief Executive Officer and other officers by considering the salaries of officers at comparably sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation. A portion of the annual bonuses payable to the Company's executive officers are based upon the achievement by the Company and its divisions of certain corporate financial targets established for each fiscal year. The remaining portion of the bonuses is discretionary.

  A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's securities. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's stockholders. Under the Company's stock option plans, options are granted from time to time to certain officers and key associates of the Company and its subsidiaries at the fair market value of the shares of Class A Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance. The award of stock options to the Chief Executive Officer and the other executive officers is determined based upon individual performance, level of base salary and position with the Company.

  The Committee has reviewed the fiscal year 1998 base salaries of the Chief Executive Officer and each of the other executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by the Company's competitors and by other companies of similar size. The Committee also reviewed the stock options awarded to the executive officers for their services in fiscal year 1998 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with the Company.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The nonperformance based compensation to be paid to the Company's executive officers for fiscal year 1998 did not exceed the $1.0 million limit per officer, nor is it expected that the nonperformance based compensation to be paid to the Company's executive officers for fiscal year 1999 will exceed that limit. The Company's 1997 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

                                          COMPENSATION COMMITTEE:
                                          Ralph R. Mickelson, Chairman
                                          Leo Wexler
                                          Paul E. Wright

                      PERFORMANCE GRAPH FOR ODETICS, INC.
                 INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

  The Performance Graph shows the cumulative total return on investment assuming an investment of $100 on April 1, 1994 in each of the Company's Class A Common Stock and Class B Common Stock, the Nasdaq National Market Index and Media General's Industry Group 836 for Diversified Electronics. The new Media General Industry Group reflects a reclassification of groups in general by Media General during the last fiscal year and a recharacterization of the Company's business following the spin-off of the Company's interest in ATL. The total stockholder return assumes reinvestment of dividends on a daily basis, although dividends have not been declared on either class of the Company's Common Stock. Until January 1994, the Company's Class A and Class B Common Stock were traded on the American Stock Exchange ("AMEX"). Since such time, the Company's Class A and Class B Common Stock have been listed on the Nasdaq National Market. For prior periods, the Company has also included the AMEX Index in its performance graph for comparison purposes for the years in which the Company's securities were traded on AMEX. Because the periods addressed by this performance graph no longer cover the period during which the Company was listed on the AMEX, the Company has omitted the AMEX index from its performance graph. The stockholder return shown in the following graph is not necessarily indicative of future performance.


--------------------------------------------------------------------------------------------
                                          MEASUREMENT PERIOD
                     -----------------------------------------------------------------------
                           1994           1995           1996           1997           1998
                     -----------------------------------------------------------------------
Odetics, Inc.
Class A Common Stock      137.50          68.75          90.63         164.06         324.55
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Odetics, Inc.
Class B Common Stock      128.36          74.36          83.58         170.15         239.16
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Nasdaq National
Market Index              115.57         122.61         164.91         184.50         278.82
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Media General
Industry Group 836        125.71         151.51         165.06         162.20         196.22
--------------------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

  Prior to the initial public offering of ATL in March 1997 (the "IPO"), ATL was a wholly-owned subsidiary of the Company. As the sole stockholder, the Company maintained substantial control over the operations of ATL and provided ATL with significant management, financial, administrative and other resources, including treasury, accounting, tax, internal audit, legal, human resources, sales and marketing and other support services. ATL was charged and/or allocated expenses of $1.5 million, $1.6 million and $482,000 for the years ended March 31, 1996, 1997 and 1998, respectively. The costs of these services have been directly charged and/or allocated using methods that ATL's management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs ATL would have incurred to obtain these services had it been a separate entity. Neither the Company nor ATL has conducted any study or obtained any estimates from third parties to determine what the cost of obtaining such services from third parties may have been.

  ATL paid approximately $6.7 million of the proceeds from the IPO to the Company to reduce the intercompany indebtedness. In addition, in April 1997, the Company entered into a four year promissory note payable to the Company in the original principal amount of approximately $13.0 million representing the balance of ATL's intercompany borrowings from the Company. All outstanding indebtedness under this Note was repaid by ATL in full in July 1998.

  ATL and the Company have entered into a number of agreements for the purpose of defining their continuing relationship. These agreements were negotiated in the context of a parent-subsidiary relationship and therefore are not the result of negotiations between independent parties. It is the intention of ATL and the Company that such agreements and the transactions provided for therein, taken as a whole, should accommodate the parties' interests in a manner that is fair to both parties, while continuing certain mutually beneficial joint arrangements. The parties intend that such agreements and transactions provide fair market value to them on terms no less favorable to ATL as would otherwise be available from unaffiliated parties. Because of the complexity of the various relationships between ATL and the Company, however, there can be no assurance that each of such agreements, or the transactions provided for therein, will be effected on terms at least as favorable to ATL as could have been obtained from unaffiliated third parties. While these agreements will provide ATL with certain benefits, ATL is only entitled to the ongoing assistance of the Company for a limited time and ATL may not be able to continue to enjoy benefits from its relationship with the Company beyond the term of the agreements. ATL has adopted a policy that all future agreements between ATL and the Company will be on terms that ATL believes are no less favorable to ATL than the terms ATL believes would be available from unaffiliated parties.

SEPARATION AND DISTRIBUTION AGREEMENT

  The Separation and Distribution Agreement set forth the agreements between ATL and the Company with respect to the principal corporate transactions required to effect the IPO, to separate the operations of ATL from the Company (the "Separation"), and to facilitate the distribution of all of the Company's shares of Class A Common Stock of ATL to the stockholders of the Company (the "Distribution"). Pursuant to this agreement, the Company sold all assets related to the business of ATL to ATL, and ATL has assumed and agreed to faithfully perform and fulfill all related liabilities and obligations. All assets conveyed have been transferred for a purchase price equal to their respective book values, calculated in accordance with generally accepted accounting principles, which the parties believe is equivalent to the fair market value thereof.

  The Separation and Distribution Agreement also provided for a full and complete release and discharge after the IPO of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the IPO, between or among ATL and its affiliates, on the one hand, and the Company and its affiliates, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among them on or before the IPO), except as expressly set forth in the Separation and Distribution Agreement.

  ATL has agreed to indemnify, defend and hold the Company and its affiliates harmless from and against all liabilities relating to, arising out of or resulting from (i) the failure of ATL or any other person to pay, perform or otherwise promptly discharge any Company liabilities in accordance with their respective terms, (ii) ATL's business, or any contract of ATL, (iii) any breach by ATL or of the Separation and Distribution Agreement or any ancillary agreements, and (iv) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in ATL's Registration Statement on Form S-1 in connection with the IPO.

  The Company has agreed to indemnify, defend and hold ATL and its affiliates from and against all liabilities relating to, arising out of or resulting from
(i) the failure of the Company or any other person to pay, perform or otherwise promptly discharge any liabilities of the Company, (ii) the business of the Company or any contract of the Company, and (iii) any breach by the Company or any of its affiliates of the Separation and Distribution Agreement or any ancillary agreements.

  The Separation and Distribution Agreement also provided that during the period prior to the Distribution, ATL will reimburse the Company for its proportionate share of premiums paid or accrued on insurance policies under which ATL continues to have coverage.

SERVICES AGREEMENT

  ATL and the Company entered into an Administrative Services Agreement (the "Services Agreement") in March 1997, pursuant to which the Company agreed to continue to provide limited services to ATL, including treasury, accounting, tax, internal audit, legal and human resources functions. The Company anticipates that ATL's aggregate costs under the Services Agreement for the fiscal year ended March 31, 1998 will be approximately $482,000.

TAX ALLOCATION AGREEMENT

  ATL and the Company entered into a Tax Allocation Agreement pursuant to which ATL agreed to make a payment to the Company in an amount equal to the taxes attributable to the operations of ATL on the consolidated federal income tax returns and combined or consolidated state income or franchise tax returns filed by the Company for the period commencing on April 1, 1996 and ending on the date on which ATL ceases to be a member of the Company' consolidated group. The Tax Allocation Agreement also requires the Company to indemnify ATL against any unpaid taxes due for periods prior to April 1, 1996. Neither ATL nor the Company is aware of any such unpaid taxes. In addition, the Tax Allocation Agreement provides that members of the Company consolidated group generating tax losses after April 1, 1996 will be paid by the other members which utilize such losses to reduce such other members' tax liability. For the year ended March 31, 1997 and 1998, ATL paid $1.6 million and $1.9 million, respectively, to the Company, representing its obligation for such periods.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the federal securities laws, the Company's directors and officers and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates. During fiscal 1998, all of these filing requirements were satisfied by its directors, officers and 10% stockholders, except as follows: (i) between July 1997 and October 1997, the following officers and directors exercised options to purchase Class A Common Stock, but failed to report the grants on a Form 4 by September 10, 1998: Frank Borst (9,667 shares), Timothy Crabtree (8,612 shares), Crandall Gudmundson (36,000 shares), Jack Johnson (43,917 shares), Ralph R. Mickelson (25,100 shares), Gregory A. Miner (53,333 shares), Jerry F. Muench (34,067 shares), Joel Slutzky (135,600 shares), Gary Smith (26,667 shares), Leo Wexler

(23,200 shares) and Paul E. Wright (23,900 shares); and (ii) in January 1998, the Company granted options to the following officers, but failed to report the grants on a Form 5 by May 15, 1998: Frank Borst (12,000 shares), Timothy Crabtree (12,000 shares), Jack Johnson (12,000 shares), Gregory A. Miner (25,000 shares), Joel Slutzky (50,000 shares) and Gary Smith (15,000 shares). The transactions were subsequently reported by these officers when the oversight was brought to their attention by the Company's personnel charged with assisting directors and officers with these filings.

  In making these statements, the Company has relied upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 1998 pursuant to Rule 16a-3 under the Securities Exchange Act of 1934, as amended.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is anticipated to be April 12, 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission. Stockholder proposals must be mailed to the attention of the Company's Secretary at the Company's principal executive offices located at 1515 South Manchester, Anaheim, California 92802. The date after which notice of a stockholder proposal submitted outside of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, is considered untimely is June 26, 1999.

ANNUAL REPORT

  A copy of the Company's Annual Report to Stockholders, including the Company's consolidated financial statements for the fiscal year ended March 31, 1998, accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation materials.

OTHER BUSINESS

  The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Anaheim, California                       By Order of the Board of Directors,
August 7, 1998

                                          JERRY F. MUENCH
                                          Secretary

PROXY



                                 ODETICS, INC.
                             CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class A Common Stock of ODETICS, INC. (the "Company") hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on September 11, 1998 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class A Common Stock of the Company held of record by the undersigned on July 31, 1998, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held September 11, 1998, the Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1998 furnished herewith.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE

     [X] Please mark votes as in this example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     1.   Election of Directors

          Nominees standing for election by holders of Class A Common Stock:
          Crandall Gudmundson, Jerry F. Muench and Leo Wexler.

          [ ] FOR [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

          (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

          ----------------------------------------------------------------------

     2. Ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

          [ ] FOR [ ] AGAINST [ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [ ]



Signature:                                  Date
          ------------------------------         -------------------------------

Signature:                                  Date:
          ------------------------------         -------------------------------

     (This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     PROXY

                                 ODETICS, INC.
                             CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class B Common Stock of ODETICS, INC. (the "Company") hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on September 11, 1998 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class B Common Stock of the Company held of record by the undersigned on July 31, 1998, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held September 11, 1998, the Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1998 furnished herewith.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE

     [X] Please mark votes as in this example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     1.   Election of Directors

          Nominees standing for election by holders of Class B Common Stock:
          Kevin C. Daly, Ralph R. Mickelson, Gregory A. Miner, John W. Seazholtz, Joel Slutzky and Paul E. Wright.

          [ ] FOR [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

          (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

          ----------------------------------------------------------------------

     2. Ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

          [ ] FOR [ ] AGAINST [ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [ ]



Signature:                                  Date:
          ------------------------------         -------------------------------

Signature:                                  Date:
          ------------------------------         -------------------------------

     (This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE